UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Proxy Statement

INOVA TECHNOLOGY INC.
(Name of Registrant as Specified in Its Charter)

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INOVA TECHNOLOGY INC.
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401

PROXY STATEMENT

Inova Technology Inc. (the “Company” or “Inova”) is a Nevada corporation with its principal executive offices located at 233 Wilshire Boulevard, Suite 400, Santa Monica 90401. This proxy statement is being sent to the Company’s shareholders by the Board of Directors for the 2008 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on ________________________, beginning at _________ Pacific Standard Time at the Company’s headquarters at 233 Wilshire Boulevard, Suite 400, Santa Monica 90401, and at any postponements or adjournments of the Annual Meeting. The enclosed proxy is being solicited by the Board of Directors of the Company.

This proxy statement is dated February 22, 2008. This proxy statement and accompanying materials are being sent to shareholders on _____________, 2008.

Proxy Solicitation

The Company is paying all costs of preparing, assembling and mailing this proxy statement.  The Company has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the common stock of the Company at the Company’s expense.  In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of these solicitations.

Voting and Revocability of Proxies

The persons’ names in the enclosed form of proxy are officers and directors of the Company. Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder.  If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, and FOR ALL other resolution presented. Should any other business properly come before the Annual Meeting, the persons named in the proxy shall be allowed to vote on such matter(s) as those persons determine in their discretion.

Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting. Shareholders of record as of the close of business on October 25, 2007 are entitled to notice of the Annual Meeting and to vote in person or by proxy.

The common stock of the Company is the only class of outstanding securities entitled to vote at the Annual Meeting.   As of the close of business on February 8, 2008, there were 949,217,911 shares of common stock outstanding. Of this amount, 600,000,000 shares are entitled to vote. A description of the Company’s common stock is found below. The presence of holders of a majority of the outstanding and authorized shares of common stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

Dissenting shareholders will not have a right of appraisal under Nevada corporate law.

Description of the Company’s Common Stock

The common stock of the Company is the only class of outstanding securities.  Our common stock has a par value of $0.001 per share.

As of the close of business on February 8, 2008, there were 949,217,911 shares of common stock issued. However, the Company’s Articles of Incorporation only permit the issuance of a maximum of 600,000,000 shares. As a result, 349,217,911 of these shares are not validly issued under Nevada corporate law. Because these shares were not validly issued, they are not entitled to vote at the Annual Meeting. These shares will not be counted for any purpose, including determination of whether a quorum exists.

The excess number of shares was issued when holders of our preferred stock converted their shares of preferred stock into common stock. After the purported conversion, the Company realized that it had surpassed the maximum authorized number of shares. Additional shares were also issued to entities associated with our directors and officers as payment for loans they made to the Company. These shares will not be valid until our authorized capital is increased as described in Proposal Number 2 below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of February 8, 2008 by (i) each person or group known by the Company to own beneficially more than five percent (5%) of its outstanding common stock; (ii) each of its directors and each executive officer; and (iii) its directors and executive officers, as a group.

The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	% of Class (4)
Adam Radly	294,825,860 (2)(4)	49.14%
Advisors LLC	194,747,190 (3) (4)	32.46%
Jeffrey Mandelbaum	-0-	0%
Officers and directors as a group (3 persons)	489,573,050 (4)	81.6%
_________________

(1)	Unless otherwise indicated, the address of the persons named in the table is 233 Wilshire Boulevard, Suite 400, Santa Monica, California 90401.

(2)	Includes shares held by Southbase LLC.

(3)	Controlled by Paul Aunger, a director of the Company.

(4)
As of February 8, 2008, Inova has 600,000,000 shares of common stock authorized. We currently have issued more shares than we are authorized to issue under our Articles of Incorporation. These excess shares are therefore not validly issued under Nevada law, and as a result, they have not been included for purposes of the percentage calculation above Therefore, for purposes of the above calculation, we have taken the total amount of excess shares that were purportedly issued (349,217,911) and then allocated them pro rata to each shareholder. If the full share amounts (including excess shares) were used for each member of management, the percentages would be as follows: Mr. Radly: 53.22%; Advisors LLC: 35.15%; Mr. Mandelbaum: 0%; All directors and executives as a group: 88.37%.

DIRECTORS AND EXECUTIVE OFFICERS

Adam Radly, 39, is currently the Chairman and Chief Executive Officer of Inova. Mr. Radly became Chief Financial Officer of Inova after the merger with Web’s Biggest. He had held the position of General Manager with Web’s Biggest prior to the merger. Mr. Radly became the Company’s Chairman and Chief Executive Officer on November 22, 2005. Since 2002, Mr. Radly has been the Chief Executive Officer of Summit7 Investments, Inc., a private equity firm.

Paul Aunger, 48, became a director and the Company’s Treasurer and Secretary on November 22, 2005. Mr. Aunger is Managing Partner of Advisors LLC.

Jeffrey Mandelbaum, 47, is currently a director of Inova. Mr. Mandelbaum became a director on December 8, 2006. Mr, Mandelbaum is currently President of Software Growth Services, LLC. Before then, Mr. Mandelbaum was Chief Commercial Officer of SunGard Data Systems until 2008.

Compliance with Section 16 of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish our Company with copies of all Section 16(a) forms they file.

Based on our review of the Section 16(a) forms filed with the SEC, no director, officer, or 10% beneficial owner of our securities failed to timely file any report required under Section 16(a) for transactions taking place during the past fiscal year. To our knowledge, none of the above persons failed to report a reportable transaction.

Transactions with Related Persons

Our CEO, Adam Radly, and Southbase LLC, a company controlled by Mr. Radly (“Southbase”), have loaned the Company $693,000. Southbase has agreed to convert $600,000 of this amount into common stock. The Company has not repaid any of the remaining amounts; however, these loans are “demand loans”, meaning that Southbase and Mr. Radly may require the Company to repay these amounts at any time. The loans must be repaid in full by 2017. The loans bear interest at 8% per annum and may be converted to common stock of the Company at a price of $0.003 per share. The Company also granted Southbase warrants to purchase 21,000,000 shares of Inova stock at $0.0033 per share as additional consideration for making the loan.

Pursuant to a loan agreement between the Company and Advisors LLC, a company controlled by Paul Aunger, a director of the company, the Company automatically converts part of the loan to equity quarterly. To date the Company has issued 58,993,549 shares of common stock to Advisors LLC reducing the loan by $288,063. The current outstanding amount of the loan is $277,173. This loan bears an interest rate of prime plus two percent per annum.

The Company pays professional fees of $5,000 a month to Advisors LLC, a company controlled by Paul Aunger, a director of the company. The Company also pays consulting fees to Southbase LLC, a company controlled by our CEO, Adam Radly.

On December 1, 2006, the Company agreed to sell Web’s Biggest Limited to Advisors LLC, a company controlled by Paul Aunger, a director of the Company. In exchange for this transaction, Mr. Aunger transferred 25 million shares of Inova preferred stock to the Company.

Simultaneous with the above transaction, the Company acquired 100% of the stock of Data Management, Inc., a Nevada corporation (“DM”) owned by Southbase LLC, a company controlled by Inova’s CEO, Adam Radly, and Advisors LLC. In exchange for 100% of stock of DM, the Company issued 25 million shares of Inova preferred stock to the DM shareholders. These shares were the same shares used in the Web’s Biggest transaction.

The 25 million shares of preferred stock exchanged in the two transactions above were convertible into 633,832,500 shares of Inova common stock. On the date of the transactions (December 1, 2006), these shares were worth $2,535,330.

Director Independence

The Company has determined that Mr. Mandelbaum qualifies as an independent director. In making this determination, the Company applied the definition of independent director used by the NASDAQ Stock Market.

Audit Committee

The Company does not have an audit committee. The entire Board of Directors instead acts as the Company’s audit committee. Our board does not have an audit committee financial expert as defined by SEC rules.

Director Attendance and Board Committees

The Company’s directors meet on an informal, as-needed basis. There are no regularly scheduled Board meetings. Each director has attended at least 75% of these informal meetings.

The Board does not require directors to attend annual meetings of shareholders, however, it encourages such attendance. Mr. Aunger and Mr. Mandelbaum attended last year’s annual meeting of shareholders by phone.

The Company does not have any standing audit, nominating or compensation committees. The Board believes that having such committees is unnecessarily bureaucratic given the Company’s small size.

The Company does not have a policy regarding the nomination of directors. The Board has not adopted such a policy because the Board believes that its current directors can effectively choose director candidates.

Shareholder Communications

Shareholders may send communications for the Company’s Board of Directors to the Company’s headquarters, 233 Wilshire Boulevard, Suite 400, Santa Monica, California 90401. Shareholders may send communications to individual directors in the same manner. Communications sent to individual directors should state on the envelope or other packaging that the individual director is the intended recipient.

EXECUTIVE COMPENSATION

The following describes the cash and stock compensation paid to our directors and officers during the two past fiscal years. Our fiscal year ends on April 30. As a result, our most recent fiscal year ended April 30, 2007, and is referred to below as 2007. The previous fiscal year ended April 30, 2006 and is referred to as 2006 below.

As reflected in the table below, our directors and executive officers are serving without compensation. They have agreed to do so because the Company has agreed to pay certain consulting and professional fees to companies controlled by them. These transactions are discussed above in “Transactions with Related Persons.”

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Adam Radly, Chairman and CEO	2007	-0-	-0-	-0-
Adam Radly, Chairman and CEO	2006	-0-	-0-	-0-
Paul Aunger, Treasurer and Director	2007	0	-0-	0
Paul Aunger, Treasurer and Director	2006	-0-	-0-	-0-

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent public accountant is Malone & Bailey, P.C. (“Malone Bailey”). Malone has served as the Company’s independent public accountant since April 2007.

A representative of Malone Bailey is not expected to attend the Company’s annual meeting, and as a result, will not have the opportunity to make a statement and will not be available to respond to questions.

On May 29, 2007, DeJoya Griffith & Company, LLC (“DeJoya”), resigned as the Company’s independent public accountant. DeJoya’s resignation was accepted by the Board of Directors.

During DeJoya’s engagement, DeJoya did not prepare a report on the Company’s financial statements for the two past fiscal years.

There were no material disagreements with DeJoya as to accounting issues from February 15, 2007 (DeJoya’s engagement date) until the date of DeJoya’s resignation.

On February 15, 2007, George Brenner, CPA, a Professional Corporation (“Brenner”), resigned as the Company’s independent accountant. For the past two years, Brenner’s report on Edgetech’s financial statements did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Brenner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The decision to change accountants was approved by the Board of Directors.

Prior to engaging Malone Bailey, neither the Company nor anyone acting on its behalf consulted Malone Bailey regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Inova’s financial statements.

AUDIT FEES

For fiscal year 2007, audit and audit related fees were $79,152. For fiscal year 2006, we were billed $43,062 for our year-end audit.

AUDIT-RELATED FEES

For fiscal year 2007, we were billed aggregate fees of $0 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements. In 2006, these fees were $0. These services consisted of review of our quarterly financial statements.

TAX FEES

For fiscal year 2007, we were billed aggregate fees of $0 for tax compliance, tax advice, and tax planning by our principal accountant for this fiscal year. In 2006, these fees were $450.

ALL OTHER FEES

In fiscal year 2007, we were billed $0 for products and services provided by our principal accountant not otherwise disclosed above. In 2006, we were billed $0 for these products and services. These services consisted of formatting and submitting our filings to the Securities and Exchange Commission and performing our outsourced administrative function.

We do not have an audit committee. We do not have pre-approval policies and procedures for the engagement of our principal accountant. The Board of Directors approved the engagement of our principal accountant.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

Manner of Electing Directors

The Company’s Bylaws provide that the Board of Directors shall be the number determined by the Board of Directors. The Board of Directors has set the number of directors at three, and there are currently three members on the Board of Directors. Three directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders.  The Board of Directors will present at the Annual Meeting for election Mr. Adam Radly, Mr. Paul Aunger, and Mr. Jeffrey Mandelbaum. The Board of Directors recommends a vote FOR Messrs. Radly, Aunger, and Mandelbaum. Mr. Radly, Mr. Aunger, and Mr. Mandelbaum are currently members of the Board of Directors.

Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention) will have no impact on the election of directors.  All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy.  If any nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors does not believe that any nominee will decline to serve.

Background information with respect to the nominee for election to the Board of Directors is set forth below.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Adam Radly, 39, is currently the Chairman and Chief Executive Officer of Inova. Mr. Radly became Chief Financial Officer of Inova after the merger with Web’s Biggest. He had held the position of General Manager with Web’s Biggest prior to the merger. Mr. Radly became the Company’s Chairman and Chief Executive Officer on November 22, 2005. Since 2002, Mr. Radly has been the Chief Executive Officer of Summit7 Investments, Inc., a private equity firm. .

Paul Aunger, 48, became a director and the Company’s Treasurer and Secretary on November 22, 2005. Mr. Aunger is Managing Partner of Advisors LLC.

Jeffrey Mandelbaum, 47, is currently a director of Inova. Mr. Mandelbaum was appointed as a director on December 8, 2006. Mr. Mandelbaum is currently President of Software Growth Services, LLC. Before then, Mr. Mandelbaum was Chief Commercial Officer of SunGard Data Systems until 2008.

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL NO. 2: IMPLEMENTATION OF A REVERSE STOCK SPLIT OF THE COMPANY’S STOCK.

The Company’s Board of Directors has approved a resolution to implement a reverse stock split within the range of 50-to-1 to 1,000 to 1. Under the stock split, each shareholder will receive the number of shares equal to his current number of shares held divided by the split ratio. The share price will be adjusted accordingly after the split.

This reverse stock split will not affect the number of authorized shares of the Company.

Nevada corporate law requires that a majority of shareholders with voting rights approve a resolution to conduct a stock split. Abstentions and non-votes will have the same effect as a vote against this proposal.

The terms of the Company’s common stock will not change as a result of the reverse stock split.

The Board of Directors has determined that it would be in the Company’s best interest to submit an application to list the Company’s common shares on either the American Stock Exchange (“AMEX”) or the NASDAQ Stock Market (“NASDAQ”). However, both of these exchanges have certain listing requirements, one of which is a minimum quotation price.

Inova’s stock currently trades at approximately one cent ($0.01) per share. The minimum price requirement for AMEX is $3 per share. With a reverse stock split, our share price should reach close to the minimum price per share for AMEX listing.

The Company is also proposing this action because the Company has surpassed the maximum authorized amount of shares authorized in its Articles of Incorporation. These excess shares were issued when the holders of our Preferred Stock converted their shares into common stock. Each share of preferred stock was convertible into 25.3533 shares of common stock.

The Company accepted the conversion requests and issued the common stock to the holders of the preferred stock. However, the Company later realized that it had surpassed the maximum amount of authorized shares. As a result, the Company is proposing to remedy this matter by implementing a reverse stock split. As a result, if shareholders approve the reverse stock split, the number of outstanding shares will be less than the number of authorized shares of the Company.

If shareholders approve the reverse stock split, the Company’s officers and directors would stand to benefit because the shares issued to them upon conversion of their preferred stock would then become legally valid and issued. Currently, some of the shares of common stock issued to Advisors LLC and Southbase LLC, entities related to our directors and officers, are not valid because they were issued in excess of the amount authorized by the Company’s Articles of Incorporation.

The Company will ensure that the number of shareholders does not fall below 300, the minimum number required for listing on the Over-the-Counter Bulletin Board. After implementing the reverse stock split at the ratio decided by the Board of Directors, all shareholders holding less than 100 shares will receive enough shares to bring their shareholdings to 100 shares. Fractional shares obtained as a result of the reverse stock split will be disregarded in this calculation.

For instance, if the Board of Directors implements the reverse stock split at a ratio of 10-to-1, a stockholder currently holding 100 shares would receive 10 shares. Because this shareholder will have less than 100 shares after the reverse stock split, the Company would issue him 90 shares (the difference between the required minimum of 100 shares and the shareholder’s current holdings of 10 shares).

To illustrate the treatment of fractional shares, consider the following example. If the Board of Directors implements the reverse stock split at a ratio of 10-to-1, a stockholder currently holding 990 shares will receive 9.9 shares. The fractional portion will be disregarded, meaning that after the split, this shareholder will be regarded as having 9 shares. The Company would then issue this shareholder 91 shares (the difference between the required minimum of 100 shares and the shareholder’s current holdings of 9 shares).

Because of this plan, the reverse stock split will not be pro rata to stockholders.

This proposal will also enable the Company to issue new shares to new investors, if necessary for the Company’s financing plans. The Company is currently unable to issue new shares to new investors because all shares that may be issued from its authorized capital have already been issued. This proposal aims to remedy this problem.

The Board of Directors recommends a vote FOR Proposal Number 2.

PROPOSAL NUMBER 3: AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 5,000,000,000.

The Board of Directors has approved a resolution to increase the number of authorized shares of common stock of the Company to 5,000,000,000. We are submitting this proposal for shareholder approval.

The Company’s articles of incorporation currently authorize the Company to issue a maximum of 600,000,000 shares of common stock.

The Board of Directors desires to increase the amount of authorized capital in order to have additional shares available for issuance for future acquisitions and financing activities.

If shareholders approve this proposal and the Company’s authorized capital is increased, then the 349,217,911 shares previously issued to our directors and officers which are currently not validly issued under Nevada law will become validly issued. All but 349,217,911 of the newly authorized shares will be unreserved and available for issuance if the proposed amendment is approved.

If the Company issues additional shares of its stock, the holders of the stock will not have preemptive rights. Further stockholder approval will not be sought to issue these shares unless otherwise required by law.

If the number of authorized shares is increased, then a proposed takeover of the Company could be impeded by issuing shares at a preferential price. This is because the acquirer would be required to purchase more shares than it would be required to purchase before the preferential issuance. However, there are no anti-takeover mechanisms in the Company’s governing documents and there are no other arrangements to issue shares at a preferential price in case of a takeover attempt.

Manner of Amending the Company’s Articles of Incorporation

The Company’s articles of incorporation must be amended in order to increase the number of authorized shares. Nevada law provides that to amend the articles of incorporation, the Board of Directors must first approve a resolution setting forth the amendment. The amendment approved by the Board of Directors must then be submitted to shareholders. Holders of a majority of the shares voting must approve this amendment in order for it to become effective.

The Board of Directors recommends a vote FOR Proposal Number 3.

Shareholder Proposals

Shareholder proposals for presentation for next year’s annual meeting must be received by the Company by no later than _______________, 2008. Any proposal received after this date will be considered untimely.

INFORMATION INCORPORATED BY REFERENCE

The Company’s Annual Report on Form 10-KSB is incorporated by reference and is being provided to shareholders along with this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Special Meeting other than those described above.  However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors,

__/s/___________________________
Adam Radly, Chairman

BALLOT
INOVA TECHNOLOGY INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT:

233 WILSHIRE BOULEVARD, SUITE 400
SANTA MONICA, CALIFORNIA 90401

ON _________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Name of Shareholder(s):  (Please print name(s) exactly as they appear on your certificate)

________________________________________________________________
Printed name(s)

If voting party is other than the owner of the shares, state capacity in which voting party is acting (e.g., proxy holder, trustee):

________________________________________________________________

Number of shares being voted:    _________________

UNLESS OTHERWISE DESIGNATED, THIS BALLOT SHALL BE CONSIDERED TO BE A VOTE OF ALL THE SHARES THAT THE UNDERSIGNED IS ENTITLED TO VOTE.  A VOTE TO ABSTAIN WILL HAVE THE SAME EFFECT AS A VOTE AGAINST.

WRITTEN BALLOT

PROPOSAL NUMBER 1:  ELECTION OF DIRECTORS

Nominee	For	Withheld

Adam Radly	__________	_________

Paul Aunger	__________	_________

Jeffrey Mandelbaum	__________	_________

PROPOSAL NUMBER 2: IMPLEMENTATION OF A REVERSE STOCK SPLIT OF THE COMPANY’S STOCK.

For	Against	Abstain

_______	__________	_________

PROPOSAL NUMBER 3: AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 5,000,000,000.

For	Against	Abstain

_______	__________	_________

ALL BALLOTS MUST BE SIGNED.

For Shareholders Voting in Person:

_____________________________________
Signature

_____________________________________
Print Name(s) exactly as on certificate
Include title if necessary (Trustee, etc.)

For Shares being voted by Proxy:

The undersigned hereby appoints Adam Radly, Paul Aunger, and Jeffrey Mandelbaum, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Inova Technology Inc (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 233 Wilshire Boulevard, Suite 400, Santa Monica, California 90401, on _____________________, at _________ Pacific Standard Time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR all proposals. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that your stock may be represented at the meeting.

_________________________________
Printed name of proxy holder

_________________________________
Printed Name(s) of holder(s) of record

By: ________________________________
Signature of proxy holder
Include title if necessary (Trustee, etc.)

___________________________________
Date

ALL PROXIES MUST BE SIGNED AND DATED.